Investor Presentation Q3 2020 Steven E. Shelton President & CEO Thomas A. Sa SEVP, CFO & COO Exhibit 99.2

Forward-Looking Statements During the course of the presentation and any transcript that may result, written or otherwise, California BanCorp (the “Company”) may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks. Although the Company may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. The Company undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Overview of California Bancorp Established in 2007 as a relationship focused commercial business bank serving Northern California with $2.0 billion in assets and market cap of ~$92 million(1) Majority of executive management joined the bank at inception Significant commercial core deposit base 23 primary relationship managers with average banking experience of over 25 years and average loan books of $45 million Positioned to leverage recent investments to enhance our platform and extend our markets Based on CALB’s stock price of $11.33 as of 09/30/2020 Company Overview Financial Snapshot – 09/30/20 Focused Regional Office Footprint Walnut Creek Headquarters/Regional Office in Oakland Regional Offices in San Jose, Walnut Creek and Sacramento Branch services in Walnut Creek and San Jose

Investment Highlights Branch light, commercial focused business bank with strong middle market relationships throughout Northern California Experienced management team and seasoned C&I relationship teams with strong ties to the local markets Proven organic and acquisitive growth story Quality core deposit franchise and commercial relationship strategy Disciplined underwriting standards with best in class asset quality metrics Strong earnings outlook as efficiencies from investments are realized 4 3

Branch Light, Commercial Focused Business Bank

Business Model Overview

- Middle market commercial banking focus
  - Privately owned companies with $20 million - $200 million in annual revenue
  - Clients with minimum lending relationships of $2 million or $1 million in deposits
- Portfolio managed to ~40% C&I loans and ~40% non-interest bearing deposits
- Investing in other asset generating business lines
  - Asset-Based Lending division established in July 2011
  - Practice Acquisition division established in March 2011
  - Construction division established December 2015
  - Sponsor Finance division established in February 2020
- Strong core commercial deposit generation strategy
  - Utilize technology with minimal branches
  - Provide commercial cash management services to middle market clients
  - Dedicated treasury management sales team and platform

Impressive Loan & Deposit Growth



2015 – Q3-2020 CAGR
Loans: 22.4%
Deposits: 22.8%
Q3-2020 Growth[1]
Loans: 17.1%
Deposits: 14.9%
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$518 $542
$628 $650
$733 $760
$847 $874
$950 $988
$1,355 $1,437
2015
2016
2017
2018
2019
Q3-2020
Loans
Deposits

CALIFORNIA BANCORP

Dollars in millions
(1) Q3-2020 growth is linked-quarter annualized
Data as of 12/31 for each respective year and 09/30 for Q3-2020

5

Taking Share from National/Regional Banks ~$50 million in annual revenue $5 million revolver with $2 million outstanding $1 million equipment financing $3 million commercial real estate loan $1 million demand deposit utilizing cash management services $3 million money market accounts to hold surplus deposits Fee income driven by commercial portfolio account analysis Attractive Client Risk Profile and Industry Mix Product and Service Differentiation Commercial banking focused on four core industries Manufacturing and Distribution Professional Contractor Investor CRE Specialty lending groups Practice Acquisition Asset Based Lending Sponsor Finance Construction Combine capabilities of a big bank with the high service levels of a community bank Attract top talent with deep market experience to compete against and win business from large banks Professional team with a consultative delivery process Invest in systems, tools, and technology for success in niche markets Offer clients access to key decision makers Ability to execute quickly, with market leading responsiveness Our “Typical Client” Industry & Specialty Lending Focus

Experienced Management Team Served as Executive Vice President and CCO from 2007 through 2017 Previously served in various executive management positions including Executive Vice President and Senior Lending Officer for Wells Fargo’s corporate bank and President & CCO of CivicBank of Commerce John Lindstedt, SEVP & CCO Emeritus Tom M. Dorrance, SEVP Technology & Operations Previously served as a Senior Vice President and Chief Information Officer for North Bay Bancorp Has worked in financial management and commercial banking since 1992 including I.T. Manager at CivicBank of Commerce Michele Wirfel, SEVP & CBO Previously served as the Bank’s Executive Vice President & East Bay Market President Has worked in financial management and commercial banking since 1991 in various executive management positions including regional manager for CivicBank of Commerce Age: 84 Age: 57 Age: 51 Previously served as an Executive Vice President of the Bank primarily responsible for managing production since the Bank’s founding in 2007 Served for thirteen years in various executive management positions including President of CivicBank of Commerce Steven E. Shelton, President & CEO Age: 58 Years at CALB: 12 Years in Industry: 35 Years at CALB: 12 Years in Industry: 51 Years at CALB: 12 Years in Industry: 27 Years at CALB: 12 Years in Industry: 28 Veteran banker with more than 15 years banking experience in the Sacramento area Previously served as Wells Fargo Senior Vice President and Sacramento Region Manager Scott Myers SEVP & CLO Age: 49 Joined 2019 Years in Industry: 23 More than 30 years’ experience in executive finance and risk management roles, most recently serving as Chief Risk Officer for Western Alliance Bank. Previously served in various executive and director roles at Bridge Bank and its holding company Bridge Capital Holdings (BBNK), including Chief Financial Officer and Chief Strategy Officer. Thomas A. Sa, SEVP, CFO & COO Age: 57 Joined 2019 Years in Industry: 31 Previously served as Deputy Chief Credit Officer and part of senior management from 2007 to 2018 17 years of experience in various positions including lending and credit administration at Mechanics Bank Vivian Mui, SEVP & CCO Age: 40 Years at CALB: 12 Years in Industry: 18

Demonstrated Growth Track Record Successful Expansion Throughout Northern California $16 million common stock offering at $9.90 per share to fund growth in June 2014 $4 million private placement offering at $12.86 per share to payoff SBLF in May 2016 Completed acquisition of Pan Pacific Bank ($131 million in assets) in December 2015 2015 – Q3’20 Asset CAGR 26.2% Practice Acquisition Division opened in March 2011 Dollars in millions Tangible book value per share and capital offering price adjusted for historical stock splits Data as of 12/31 for each respective year and 09/30 for Q3-2020 Completed $25.0 million private offering of common stock in August 2018 Holding Company formed in June 2017 Walnut Creek LPO opened in July 2017 Bank founded in March 2007 with $27.5 million in capital Completed expansion into the Sacramento Region San Jose ABL Division opened in July 2011 Launched Sponsor Finance in February 2020 Completed $20 million sub-debt offering in September 2020 Listed on the NASDAQ stock market in March 2020

Strong and Growing Core Deposit Base Deposits increased $513 million from Q3-2019 to Q3-2020 Core deposit base driven by commercial clients 95%+ of commercial relationships hold deposits at the bank Core deposits comprise 87% of total deposits Utilize remote deposit capture and commercial cash management to generate and retain deposits Treasury management division established in Q4-2019 Dollars in millions Core deposits defined as total deposits less time deposits and brokered deposits. Data as of 12/31 for each respective year and 09/30 for Q3-2020 2015 – Q3’20 CAGR DDA: 24.3% Core Deposits: 24.4% Total Deposits: 22.8% Deposit Portfolio Highlights–09/30/20 Historical Deposit Composition Deposit Composition 0.23% 0.24% 0.35% Cost of Deposits 94% 93% 94% Core Deposit Mix 0.80% 88% 0.55% 91% 0.42% 87%

Diversified Commercial Loan Portfolio Dollars in millions Data as of 12/31 for each respective year and 09/30 for Q3-2020 Reflects impact from PPP loans Loan Portfolio Composition Operating LOC Usage Historical Loan Composition(1) Gross Loan Funding vs. Net Loan Growth 2015 – Q3’20 CAGR C&I: 14.1% CRE: 11.0% Total Loans: 22.4% 4.95% 5.08% 4.88% 96% 97% 96% 5.30% 96% 5.09% 97% 3.76% 94% Yield on Loans Loans / Deposits

Commercial and CRE Loan Portfolios Well diversified loan portfolio mitigates risk Commercial Loan Portfolio(1) CRE Loan Portfolio(1) Data as a percent of total loans, $1.4 billion Data as of 09/30/2020

Paycheck Protection Program (PPP) Detail

- 731 PPP loans (35% of total loans) with balances of $362 million (27% of total loans) as of 9/30/20
- Fees of $9.1 million received from PPP loan originations are amortized over two years, with fees of $6.8 million remaining to recognized at 9/30/20
- Majority of PPP clients expected to apply for forgiveness and, if granted, the remaining fees would be recognized at the payoff of the loan
- 124 PPP loans with aggregate balances of $3.5 million have principal balances below $50,000 and are thus eligible for streamlined forgiveness
- As of 9/30/20, $30.7 million submitted to the SBA for forgiveness

PPP Loans (9/30/20)

Sector	# of Loans	% of PPP Loans	% of Total Loans	Principal Balance	% of PPP Loans	% of Total Loans
Services	404	55%	20%	$ 121.7	34%	9%
Contractors	114	16%	6%	138.0	38%	10%
Retail	48	7%	2%	22.4	6%	2%
Manufacturing	43	6%	2%	22.7	6%	2%
Misc.	49	7%	2%	11.4	3%	1%
Finance	23	3%	1%	24.7	7%	2%
Wholesale	24	3%	1%	16.3	5%	1%
Real Estate	26	4%	1%	4.9	1%	0%
Total	**731**	**100%**	**36%**	**$ 362.1**	**100%**	**27%**
Services Sector Detail	**# of Loans**	**% of Loans**	**% of Total Loans**	**Principal Balance**	**% of Loans**	**% of Total Loans**
Prof. / Scientific	88	22%	4%	$ 55.9	46%	4%
Dental	284	70%	14%	42.8	35%	3%
Other	32	8%	2%	23.0	19%	2%
Total	**404**	**100%**	**20%**	**$ 121.7**	**100%**	**9%**

CALIFORNIA BANCORP

Dollars in millions

12

COVID-19 Loan Deferral Program Detail Loan Deferral Balances Deferrals Outstanding % % of Total “Core” Portfolio Sector 6/30/20 9/30/20 Change 6/30/20 9/30/20 Dental Practice Acquisition $ 137.8 $ 0 (100%) 15% 0% Dental CRE 38.0 0 (100%) 4% 0% Dental Total 175.8 0 (100%) 19% 0% Other owner occupied CRE 40.2 7.4 (82%) 4% 0% Other non-owner occupied CRE 90.9 4.6 (95%) 10% 0% Other CRE Total 131.2 11.9 (91%) 14% 1% Contractors 0.9 0 (100%) 0% 0% Other 16.1 0.6 (96%) 2% 0% Total $ 323.9 $ 12.5 (96%) 35% 1% Aggregate balance of loans under deferral totaled $12.5 million, or 1% of the “Core” portfolio (excluding PPP loans) as of September 30, 2020 Loan deferral balances declined in all categories, with the largest dollar improvement occurring in dental loans The total number of loans on deferral declined from 383 as of June 30, 2020 to just 8 as of September 30, 2020 Dollars in millions

Non-Dental CRE Deferral Detail 35 Non-Dental CRE Loan Deferrals (9/30/20) Property Type # of Loans % of Loans Principal Balance % of Loans Owner occupied CRE: Industrial 3 50% $6.3 53% Office 0 0% - 0% Retail 0 0% - 0% Other 1 17% $1.1 9% Hotel/Motel & Gas Station 0 0% - 0% Owner occupied CRE total 4 67% $7.4 62% Non-owner occupied CRE: Industrial 0 0% - 0% Office 0 0% - 0% Retail 2 33% $4.6 38% Other 0 0% - 0% Mixed-Use 0 0% - 0% Land 0 0% - 0% Multi-Family 0 0% - 0% Non-owner occupied CRE total 2 33% $4.6 38% Non-Dental CRE total 6 100% $11.9 100% Dollars in millions

Asset Quality Trends Net Charge-Offs (Recoveries) ($000s)1 Reserves / Loans Nonperforming Assets NCOs (Recoveries) / Avg. Loans (%)1 (1) Net charge-offs for Q3-YTD concentrated in Q2-2020 related to non-systemic issues Data as of 12/31 for each respective year and 09/30 for Q3-YTD

Historical Profitability Trends (1) ROAA and ROATCE is for the last twelve months ended on 09/30/2020 Data as of 12/31 for each respective year ROAA ROATCE Efficiency Ratio Net Interest Margin EPS ($) ROAA (%)

Capital Ratios – Bank Only Data as of 12/31 for each respective year and 09/30 for Q3-2020 Closed $20.0 million subordinated debt offering to support consolidated capital ratios TCE / TA Leverage Ratio Total Capital Ratio Tier 1 Ratio

Summary

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